Exhibit 99.1

Investor Contacts:

John Ollet

Chief Financial Officer

Phone: 888-482-7671

jollet@vpco.com

VAPOR CORP. ANNOUNCES PRELIMINARY RESULTS OF CASH TENDER OFFER TO PURCHASE OUTSTANDING SERIES A WARRANTS

HOLLYWOOD, Fla., January 18, 2017 — Vapor Corp. (OTC Pink: VPCO) (“Vapor” or the "Company”) announced today the preliminary results of its tender offer to purchase up to 32,262,152 of its outstanding Series A warrants (the “Series A Warrants”) at a purchase price of $0.22 per warrant in cash. The Company’s tender offer for the Series A Warrants expired at 5:00 p.m., Eastern time, on January 17, 2017. Based on a preliminary count by Equity Stock Transfer, LLC, the depositary for the tender offer, as of the expiration date for the tender offer, a total of 10,073,884 Series A Warrants were properly tendered and not withdrawn, for a total purchase price of approximately $2.16 million. Payment for the Series A Warrants accepted for purchase in the tender offer will be made promptly by Vapor Corp.

After completion of the tender offer for the Series A Warrants, the Company expects that 48,956,712 Series A Warrants will remain outstanding.

Okapi Partners acted as the information agent for the Offer, and the depositary for the Offer is Equity Stock Transfer, LLC. For questions and information, please call the information agent at (877) 629-6356 (banks and brokers call (212) 297-0720).

Important Notice

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Series A Warrants. The offer to purchase and the solicitation of offers to sell are being made solely pursuant to the Offer to Purchase dated December 7, 2016, as amended, the related Letter of Transmittal and other offer materials included as exhibits to the tender offer statement on Schedule TO that Vapor has filed with the SEC. The tender offer statement (including the Offer to Purchase, related Letter of Transmittal and other offer materials) contains important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are being distributed free of charge to all holders of Series A Warrants. In addition, these materials (and all other materials filed by Vapor with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Holders of Series A Warrants may also obtain free copies of the documents filed with the SEC by Vapor by directing a request to the information agent at Okapi Partners, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, info@okapipartners.com.

About Vapor Corp.

Vapor Corp. is a U.S. based retailer of vaporizers, e-liquids and electronic cigarettes, operating thirteen stores in the Southeast and online.

3800 N. 28th Way | Hollywood, FL 33020 | Phone: 1.800.637.0108 | Fax: 954.272.7773
www.vapor-corp.com

Through its subsidiary, Healthy Choice Markets, Inc., the Company also operates natural and organic grocery operations. The initial store acquired for these operations in June 2016 is Ada’s Natural Market in Ft. Myers, Florida.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

3800 N. 28th Way | Hollywood, FL 33020 | Phone: 1.800.637.0108 | Fax: 954.272.7773
www.vapor-corp.com